                                                                     Exhibit 99c

                          COLD METAL PRODUCTS, LIMITED


                                     -and-


                                 MAKSTEEL, INC.

--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                                 March 30, 1999


--------------------------------------------------------------------------------


                            Osler, Hoskin & Harcourt

                                TABLE OF CONTENTS

                                                                                                           PAGE NO.


ARTICLE 1
         DEFINITIONS AND PRINCIPLES OF INTERPRETATION
         1.1      Definitions.................................................................................... 1
         1.2      Certain Rules of Interpretation............................................................... 13
         1.3      Knowledge..................................................................................... 14
         1.4      Entire Agreement.............................................................................. 14
         1.5      Applicable Law................................................................................ 14
         1.6      Accounting Principles......................................................................... 14
         1.7      Schedules..................................................................................... 14

ARTICLE 2
         PURCHASE AND SALE
         2.1      Action by Vendor and Purchaser................................................................ 15
         2.2      Place of Closing.............................................................................. 16
         2.3      Tender........................................................................................ 16
         2.4      No Assumption of Liabilities.................................................................. 16
         2.5      Assignment of Contracts....................................................................... 17

ARTICLE 3
         PURCHASE PRICE
         3.1      Purchase Price................................................................................ 18
         3.2      Satisfaction of Purchase Price................................................................ 18
         3.3      Schedule Corrections ......................................................................... 19
         3.4      Interest...................................................................................... 20
         3.5      Allocation of Purchase Price.................................................................. 20

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE VENDOR
         4.1      Incorporation and Registration................................................................ 20
         4.2      Residence of the Vendor....................................................................... 21
         4.3      No Shares..................................................................................... 21
         4.4      Title to the Assets........................................................................... 21
         4.5      Due Authorization............................................................................. 21
         4.6      Enforceability of Obligations................................................................. 21
         4.7      Absence of Conflicting Agreements............................................................. 21
         4.8      Regulatory Approvals.......................................................................... 22
         4.9      Financial Statements.......................................................................... 22
         4.10     Absence of Undisclosed Liabilities............................................................ 22
         4.11     Absence of Changes and Unusual Transactions................................................... 22



         4.12     No Joint Venture Interests.................................................................... 24
         4.13     Major Suppliers and Customers................................................................. 24
         4.14     Condition of Assets........................................................................... 24
         4.15     Inventories................................................................................... 24
         4.16     Accrued Liabilities........................................................................... 24
         4.17     Government Grants............................................................................. 25
         4.18     Business in Compliance with Law............................................................... 25
         4.19     Governmental Authorizations................................................................... 25
         4.20     Restrictive Covenants......................................................................... 25
         4.21     Intellectual Property......................................................................... 25
         4.22     Equipment Contracts........................................................................... 25
         4.23     Real Property................................................................................. 26
         4.24     Leased Real Property.......................................................................... 26
         4.25     Real Property Generally....................................................................... 26
         4.26     Environmental Matters......................................................................... 29
         4.27     Employment Matters............................................................................ 30
         4.28     Collective Agreement.......................................................................... 32
         4.29     Pension Plans and Benefit Plans............................................................... 33
         4.30     Material Contracts............................................................................ 35
         4.31     Copies of Agreements, etc..................................................................... 36
         4.32     Litigation.................................................................................... 36
         4.33     Tax Matters................................................................................... 36
         4.34     Books and Records............................................................................. 37
         4.35     Trade Allowances.............................................................................. 37
         4.36     Third Party Consents.......................................................................... 37
         4.37     Location of the Assets........................................................................ 37
         4.38     No Broker..................................................................................... 37
         4.39     Year 2000 Compliance.......................................................................... 37
         4.40     Full Disclosure............................................................................... 38

ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
         5.1      Incorporation and Residence................................................................... 38
         5.2      Due Authorization............................................................................. 38
         5.3      Enforceability of Obligations................................................................. 38
         5.4      Absence of Conflicting Agreements............................................................. 39
         5.5      Litigation.................................................................................... 39
         5.6      Goods and Services Tax and Harmonized Sales Tax Registration.................................. 39
         5.7      No Broker..................................................................................... 39

ARTICLE 6
         NON-WAIVER; SURVIVAL
         6.1      Non-Waiver.................................................................................... 40
         6.2      Nature and Survival........................................................................... 40




ARTICLE 7
         PURCHASER'S CONDITIONS PRECEDENT
         7.1      Truth and Accuracy of Representations of Vendor at the Closing Time........................... 41
         7.2      Performance of Obligations.................................................................... 41
         7.3      Receipt of Closing Documentation.............................................................. 41
         7.4      Opinion of Vendor's Counsel................................................................... 41
         7.5      Consents to Assignment........................................................................ 42
         7.6      Consents, Authorizations and Registrations.................................................... 42
         7.7      No Proceedings................................................................................ 42
         7.8      Encumbrances.................................................................................. 42
         7.9      Real Estate Title Work........................................................................ 42
         7.10     Non-Competition............................................................................... 42
         7.11     Actual Possession............................................................................. 42
         7.12     Releases...................................................................................... 43
         7.13     Support Services Agreement ................................................................... 43
         7.14     Remediation Agreement......................................................................... 43

ARTICLE 8
         VENDOR'S CONDITIONS PRECEDENT
         8.1      Truth and Accuracy of Representations of the Purchaser at Closing Time........................ 43
         8.2      Performance of Obligations.................................................................... 43
         8.3      Opinion of Purchaser's Counsel................................................................ 44
         8.4      Competition Act Approval...................................................................... 44


         ARTICLE 9
         OTHER COVENANTS OF THE PARTIES
         9.1      Conduct of Business Prior to Closing.......................................................... 44
         9.2      Access for Investigation...................................................................... 45
         9.3      Confidentiality............................................................................... 46
         9.4      Actions to Satisfy Closing Conditions......................................................... 47
         9.5      Employees..................................................................................... 47
         9.6      Pension and Other Benefit Plans............................................................... 48
         9.7      Sales and Transfer Taxes...................................................................... 53
          ...................................................................................................... 53
         9.8      Goods and Services Tax and Harmonized Sales Tax............................................... 53
         9.9      Accounts Receivable Election.................................................................. 53
         9.10     Preservation of Records....................................................................... 53
         9.11     Risk of Loss.................................................................................. 54
         9.12     Accounts Receivable Buy-Back.................................................................. 54
         9.13     Surveys....................................................................................... 55
         9.14     Payment of Trade Payables .................................................................... 55



ARTICLE 10
         INDEMNIFICATION
         10.1     Mutual Indemnifications for Breaches of Covenants and Warranty, etc........................... 55
         10.2     Environmental Indemnity....................................................................... 56
         10.3     Product Liability and Warranties.............................................................. 57
         10.4     Indemnification Procedures for Third Party Claims............................................. 57
         10.5     Bulk Sales Act Indemnity...................................................................... 58

ARTICLE 11
         GENERAL
         11.1     Public Notices................................................................................ 59
         11.2     Expenses...................................................................................... 59
         11.3     Notices....................................................................................... 59
         11.4     Assignment.................................................................................... 61
         11.5     Planning Act (Ontario)........................................................................ 61
         11.7     Further Assurances ........................................................................... 62
         11.8     Counterparts.................................................................................. 62


         THIS ASSET PURCHASE AGREEMENT is made this 30th of March, 1999

BETWEEN:

                  COLD METAL PRODUCTS, LIMITED, a corporation governed by the laws of Ontario

                  (the "Vendor")

                                    - and -

                  MAKSTEEL INC., a corporation governed by the laws of Ontario

                  (the "Purchaser")


RECITALS:

A. The Vendor carries on a flat rolled steel service centre business through two such centres (the "Business").

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor the "Purchased Assets" (as hereinafter defined) and the Purchaser has agreed to assume the "Assumed Liabilities" (as hereinafter defined), on the terms and conditions of this Agreement.

NOW THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 DEFINITIONS - Whenever used in this Agreement the following words and terms shall have the meanings set out below:

         "ACCOUNTS PAYABLE" means the amounts in connection with the Business due and owing to traders, suppliers and other persons in the ordinary course of business as of the Time of Closing (other than amounts due and owing to persons who are not dealing at Arm's Length with the Vendor) as listed on Schedule 1.1(a);

         "ACCOUNTS RECEIVABLE" means the accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and other amounts due to the Vendor in connection with the Business including any refunds and rebates receivable in connection with the Business or the Purchased Assets as listed in Schedule 1.1(b), and the benefit of all security (including cash deposits), guarantees and other collateral held by the Vendor in connection with the Business;

         "ACCRUED LIABILITIES" means the accrued liabilities of the Business incurred in the ordinary course of business, including accruals for vacation pay, customer rebates and allowances for product returns, shown on Schedule 1.1(a);

         "AFFILIATE" shall have the meaning given in the Business Corporations Act (Ontario), as amended from time to time;

         "AGREEMENT" means this Asset Purchase Agreement, including all schedules, and all instruments supplementing or amending or confirming this Agreement and references to "Article" or "Section" mean and refer to the specified Article or Section of this Agreement;

         "ASSUMED LIABILITIES" means (i) the Accounts Payable plus (ii) the Accrued Liabilities plus (iii) the liabilities and obligations of the Vendor relating to the Business accrued due on, or accruing due subsequent to, the Effective Date under the Contracts, the Governmental Authorizations and the Permitted Encumbrances, plus (iv) the liabilities and obligations of the Vendor accrued due on, or accruing due subsequent to, the Closing Date in connection with the Transferred Employees plus (v) any other obligations or liabilities specifically provided for under this Agreement;

         "BALANCE SHEET" means the balance sheet of the Business as at January 31, 1999 forming part of the Financial Statements;

         "BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices, or understandings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which the Vendor is a party to or bound by or under which the Vendor has, or will have, any liability or contingent liability, relating to:

         (a)      incentives;

         (b)      performance compensation;

         (c)      bonuses;

         (d)      profit sharing;

         (e)      deferred compensation;

         (f) share purchase, share option, stock appreciation, phantom stock;

         (g) hospitalization, health, medical, dental treatment or expenses;

         (h)      disability or wage continuation benefits;

         (i) supplementary employment benefit, life insurance, death or survivor's benefits, arrangements or understandings;

         (j)      employee loans;

         (k)      accrued sick pay or vacation pay;

         (l) severance or termination pay, or separation from services benefits; or

         (m) other benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits,

         with respect to any of its Employees or former employees, (or any dependents or beneficiaries of any such Employees or former employees) individuals working on contract with it or other individuals providing services to it of a kind normally provided by employees or eligible dependents of such persons, but shall not include the Pension Plan(s);

         "BOOKS AND RECORDS" means all books, records, books of account, sales and purchase records (including copies of sales and purchase invoices), lists of suppliers and customers, lists of Inventory, lists of Accounts Receivable, lists of Accounts Payable, credit information, research materials, research and development files, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise of the Vendor, relating to the Business or the Purchased Assets, including all data and information stored on computer-related or other electronic media;

         "BUSINESS" shall have the meaning given to it in the first recital of this Agreement;

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto are open for business during normal banking hours;

         "CLAIMS" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

         "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Assets under this Agreement;

         "CLOSING DATE" means March 30, 1999 or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

         "CLOSING TIME" means 9 O'clock a.m. Toronto time, on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

         "COLLECTIVE AGREEMENT" means the collective agreements and all related documents including all benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents relating to the Employees or the Business by which the Vendor is bound or which impose any obligations upon the Vendor or set out the understanding of the parties thereto with respect to the meaning of any provisions of such collective agreements;

         "COMPETITION ACT APPROVAL" means (a) the issuance of an advance ruling certificate pursuant to Section 102 of the Competition Act (Canada) by the Director of Investigation and Research appointed under the Competition Act (Canada) to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of such Act with respect to the transactions contemplated by this Agreement; or (b) that the waiting period under Section 123 of the Competition Act (Canada) shall have expired;

         "CONTRACTS" means all contracts, licences, leases, agreements, commitments, entitlements and engagements of the Vendor relating to the Business or the Purchased Assets and including all quotations, orders or tenders for contracts which remain open for acceptance and any manufacturers' or suppliers' warranty, guarantee or commitment (express or implied);

         "CONTROL" shall have the meaning given in the Business Corporations Act (Ontario);

         "DISABLED EMPLOYEE" means a Non- Unionized Employee who was not available for work at the Business on the Closing Date due to illness, injury, accident or any other disabling condition;

         "EFFECTIVE DATE" means March 24, 1999 or such other date as the Parties may agree in writing;

         "EMPLOYEES" means only those persons employed or retained by the Vendor in connection with the Business listed on Schedule 4.27;

         "ENCUMBRANCES" means any pledge, lien, charge, security interest, lease, title retention agreement, mortgage, restriction, development or similar agreement, easement, right-of-way, title defect, option or adverse claim or encumbrance of any kind or character whatsoever;

         "ENVIRONMENT" means the environment or natural environment as defined in any Environmental Law and includes air, surface, water, ground water, land surface, soil and subsurface strata;

         "ENVIRONMENTAL APPROVALS" means all permits, certificates, licences and authorizations; all consents, instructions or directions having the force of law; and all registrations or approvals issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operation of the Business or pertaining to the Purchased Assets and includes any sewer surcharge agreement;

         "ENVIRONMENTAL LAWS" means all Laws relating in full or in part to the protection of the Environment, and public health and safety, and includes those relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, Release and disposal of Hazardous Substances;

         "EQUIPMENT CONTRACTS" means the motor vehicle leases, equipment leases, conditional sales contracts, title retention agreements and other agreements listed in Schedule 4.22;

         "EXCLUDED ASSETS" means:

         (a) all cash, bank balances, moneys in possession of banks and other depositories, term or time deposits and similar cash items of, owned or held by or for the account of the Vendor;

         (b) all shares, notes, bonds, debentures or other securities of or issued by corporations or other persons and all certificates or other evidences of ownership thereof owned or held by or for the account of the Vendor;

         (c) the corporate, financial, taxation and other records of the Vendor not pertaining exclusively or primarily to the Business;

         (d) all extra-provincial, sales, excise or other licences or registrations issued to or held by the Vendor, whether in respect of the Business or otherwise;

         (e)      the benefit of any litigation

         (f) any refunds in respect of reassessments for Taxes paid and pertaining to the Business or Purchased Assets prior to Closing;

         (g)      refundable Taxes and duty drawbacks;

         (h) all amounts owing from any director, officer, former director or officer, shareholder, employee or any Affiliate;

         (i) all insurance policies and the right to receive insurance recoveries under such policies;

         (j)      Prepaid Expenses and Deposits;

         (k)      Intellectual Property;

         (l)      Goodwill;

         (m)      Leased Real Property and Real Property Leases, if any.

         (n) scrap metal removed by the Vendor from the Real Property prior to Closing;

         (o) the Vendor's storage facility municipality known as Building 18, 65 Imperial Street, Hamilton, Ontario; and

         (p) the mainframe computer at Youngstown, Ohio and the Stelplan software.

         "FINANCIAL STATEMENTS" means the unaudited pro forma financial statements of the Business for the fiscal year ended March 31, 1998, together with interim financial statements of the Business for the period April 1, 1998 to January 31, 1999, inclusive, consisting of a balance sheet and a statement of earnings, a copy of which are annexed as Schedule 4.9;

         "FIXED ASSETS" means the fixed assets, machinery, equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, implements, parts, spare parts, tools, jigs, discs, molds, patterns and tooling listed in Schedule 4.14;

         "GOODWILL" means the goodwill of the Business and all rights in respect of the name "Cold Metal Products" and any variations of such name, but does not include Books and Records, information and documents relevant thereto and the exclusive right of the Purchaser to represent itself as carrying on the Business in succession to the Vendor;

         "GOVERNMENTAL AUTHORITIES" means any government, regulatory authority, governmental department, bureau, agency, commission, board, tribunal, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

         "GOVERNMENTAL AUTHORIZATION" means all authorizations, approvals, including Environmental Approvals, orders, consents, directives, notices, licences, permits variances, registrations or similar rights issued to or required by the Vendor in connection with the Business or any of the Purchased Assets by any Governmental Authorities;

         "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, prohibited substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law, including any asbestos or asbestos containing materials;

         "INTELLECTUAL PROPERTY" means all patents, copyrights, registered and unregistered trademarks, trade-names, logos, commercial symbols, industrial designs, circuit topographies (including applications for all of the foregoing and renewals, divisions, extensions and reissues, where applicable, relating thereto), inventions, licences, trade secrets, patterns, drawings, computer software, formulae, technical information, research data, concepts, methods, procedures, designs, know-how, and all other intellectual property relating to the Business or the Purchased Assets;

         "INTERIM PERIOD" means the period between the Effective Date and Closing;

         "INVENTORIES" means the inventories of raw materials, work-in-progress, finished goods and by-products, operating supplies and packaging materials and other inventories listed in Schedule 4.15;

         "LAWS" means all applicable laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, tax treaties, policies, notices, directions and judgements or other requirements of any Governmental Authority;

         "LEASED REAL PROPERTY" means all premises which are leased, subleased, licensed or otherwise occupied by the Vendor as tenant or licensee and the interest of the Vendor in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situate on or forming part of such premises;

         "MATERIAL CONTRACT" means any Contract (i) involving aggregate payments to or by the Vendor in excess of $100,000, (ii) involving rights or obligations that may reasonably extend beyond three (3) months, (iii) which is outside the ordinary course of business, or (iv) which does not terminate or cannot be terminated without penalty on less than one
         (1) month's notice;

         "NON-UNIONIZED EMPLOYEE" has the meaning given in subsection 9.5(b);

         "NOTICE" shall have the meaning given in Section 11.3;

         "OCCUPATIONAL HEALTH AND SAFETY LAWS" means all Laws relating in full or in part to the protection of employee health and safety and safety in the workplace;

         "PARTIES" means the Vendor and the Purchaser collectively, and "Party" means any one of them;

         "PENSION PLAN(S)" means each plan, arrangement, agreement, program, policy or practice to which the Vendor is a party to or bound by or under which the Vendor has any liability or obligation with respect to its Employees or former employees (or their eligible beneficiaries and dependants) that is a "registered pension plan" as that term is defined in subsection 249(1) of the Income Tax Act (Canada) or other pension plan or retirement arrangement, including any group registered retirement savings plan or supplemental pension or retirement plans;

         "PERMITTED ENCUMBRANCES" means the Encumbrances listed in Schedule 4.4;

         "PERSON" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

         "PREPAID EXPENSES AND DEPOSITS" means all amounts prepaid in connection with the Business or the Purchased Assets including taxes, business taxes, rents, telephone and insurance premiums (but excluding income or other taxes which are personal to the Vendor and any amounts paid in respect of the Pension Plans or Benefit Plans) and all deposits with any public utility or any Governmental Authority;

         "PRIME RATE" means the prime rate of interest per annum quoted by Bank of Montreal from time to time as its reference rate of interest for Canadian dollar loans made to its commercial customers in Canada and which it refers to as its "prime rate", as such rate may be changed from time to time, and for greater certainty, the Prime Rate is not necessarily the lowest rate of interest charged by Bank of Montreal to its customers;

         "PURCHASE PRICE" shall have the meaning given in Section 3.1;

         "PURCHASED ASSETS" means all of the Vendor's right, title and interest in, to and under the assets, property and undertaking, other than the Excluded Assets, owned or used or held by Vendor for use in, or in respect of the operation of, the Business, including the following properties, assets and rights:

         (a)      the Real Property;

         (b) the Contracts, including the Material Contracts and the Equipment Contracts;

         (c)      the Inventories;

         (d)      the Fixed Assets;

         (e)      the Accounts Receivable;

         (f)      the Books and Records;

         (g)      the Government Authorizations; and

         (h) all other rights, properties and assets (other than any Excluded Assets) of the Vendor used primarily in the Business, of whatsoever nature or kind and wherever situated;

         "PURCHASER'S BENEFIT PLANS" has the meaning given in subsection 9.6(m);

         "PURCHASER'S COUNSEL" means the firm of Osler, Hoskin & Harcourt;

         "PURCHASER'S NON-UNION PENSION PLAN" has the meaning given in subsection 9.6(b);

         "PURCHASER'S UNION PENSION PLAN" has the meaning given in Section
         9.6(f);

         "REAL PROPERTY" means the real properties municipally known as 215 Doughton Road, Concord, Ontario and 475 Kenora Avenue, Hamilton, Ontario, as more particularly described in Schedule 4.23;

         "REAL PROPERTY LEASES" means those agreements to lease, leases, subleases or licences or other occupancy rights pursuant to which the Vendor uses or occupies any part of the Leased Real Property as tenant or licensee;

         "RELEASE" has the meaning prescribed in any Environmental Law and includes any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, or placement;

         "REMEDIAL ORDER" means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring any remediation or clean-up of any Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated;

         "TAX RETURNS" includes all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in respect of Taxes;

         "TAXES" includes all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, employer health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment or employment insurance, health insurance and Canada, Quebec and other government pension plan premiums and contributions;

         "TRANSFERRED EMPLOYEES" means Employees who become employed by the Purchaser after Closing either because their employment is governed by the terms of the Collective Agreement or because they are Non-Unionized Employees (other than Disabled Employees) who have accepted an offer of employment from the Purchaser as of the Closing Date or are Disabled Employees who have accepted an offer of employment from the Purchaser in accordance with section 9.5(b);

         "VENDOR'S BENEFIT PLANS" means the Benefit Plans listed in Schedule
         4.29;

         "VENDOR'S COUNSEL" means the firm of Blake, Cassels & Graydon;

         "VENDOR'S NON-UNION PENSION PLAN" means The Pension Plan for Salaried Employees of Cold Metal Products, Limited;

         "VENDOR'S UNION PENSION PLAN" means The Pension Plan for Hourly Employees of Cold Metal Products, Limited;

         "YEAR 2000 COMPLIANT" means the status of whether:

         (a) all dates receivable by software and hardware used in the Business or Purchased Assets (input data) have a century indicator, all dates produced by software and hardware used in the Business or Purchased Assets (output or results) have a century indicator;

         (b) date calculations involving either a single century or multiple centuries neither cause an abnormal ending nor generate incorrect results;

         (c) when sorting by date, all records are sorted by accurate sequence; and when the date is used as a key, records are read and written in accurate sequence; and

         (d)      leap years are determined by the following standard:

                  (i) if the year is evenly divisible by 4, it is a leap year, except for years ending in 00; and

                  (ii) a year ending in 00 is a leap year if it is evenly divisible by 400.

1.2      CERTAIN RULES OF INTERPRETATION - In this Agreement and the Schedules:

         (a) TIME - time is of the essence in the performance of the Parties' respective obligations;

         (b) CURRENCY - unless otherwise specified, all references to money amounts are to Canadian currency;

         (c) HEADINGS - descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

         (d) SINGULAR, ETC. - use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

         (e) CONSENT - whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limited, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;

         (f) CALCULATION OF TIME - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

         (g) BUSINESS DAY - whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day;

         (h) INCLUSION - where the words "including" or "includes" appear in this Agreement, they mean "including (or includes) without limitation".

1.3 KNOWLEDGE - Any reference to the knowledge of any Party shall mean to the best of the knowledge, information and belief of such Party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant officers and directors of such Party.

1.4 ENTIRE AGREEMENT - This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including the letter of intent between the Parties dated March 1, 1999 and the confidentiality agreement between Cold Metal Products, Inc., the Vendor and the Purchaser dated February 4, 1999, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.5 APPLICABLE LAW - This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

1.6 ACCOUNTING PRINCIPLES - All reference to generally accepted accounting principles means to principles recommended, from time to time, in the Handbook of the Canadian Institute of Chartered Accountants and all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with Canadian generally accepted accounting principles.

1.7 SCHEDULES - The schedules to this Agreement, as listed below, are an integral part of this Agreement:

       Schedule                  Description
       --------                  -----------

       Schedule 1.1(a)   Accounts Payable and Accrued Liabilities
       Schedule 1.1(b)   Accounts Receivable
       Schedule 3.2      Form of Promissory Note

       Schedule 3.7      Allocation of Purchase Price
       Schedule 4.4      Permitted Encumbrances
       Schedule 4.9      Financial Statements
       Schedule 4.11     Undisclosed Liabilities
       Schedule 4.14     Fixed Assets
       Schedule 4.15     Inventories
       Schedule 4.19     Licences
       Schedule 4.18     Compliance with Law
       Schedule 4.21     Intellectual Property
       Schedule 4.22     Equipment Contracts
       Schedule 4.23     Real Property
       Schedule 4.25     Real Property Surveys
       Schedule 4.26     Environmental Matters
       Schedule 4.27     Employment Matters
       Schedule 4.28     Collective Agreement
       Schedule 4.29     Pension Plans and Benefit Plans
       Schedule 4.30     Material Contracts
       Schedule 4.35     Trade Allowances
       Schedule 4.36     Third Party Consents and Notifications
       Schedule 4.37     Location of the Assets
       Schedule 7.4      Opinion of Vendor's Counsel
       Schedule 7.10     Non-Competition Agreement
       Schedule 7.13     Support Services Agreement
       Schedule 7.14     Environmental Indemnification and Remediation Agreement
       Schedule 8.3      Opinion of Purchaser's Counsel
       Schedule 9.6      Actuarial Methods and Assumptions


                                    ARTICLE 2
                                PURCHASE AND SALE

2.1 ACTION BY VENDOR AND PURCHASER - At the Closing Time but with effect as of and from the Effective Date:

         (a) PURCHASE AND SALE OF PURCHASED ASSETS - the Vendor shall sell and the Purchaser shall purchase the Purchased Assets for the Purchase Price payable as provided in this Agreement;

         (b) ASSUMPTION OF ASSUMED LIABILITIES - the Purchaser shall assume the Assumed Liabilities;

         (c) PAYMENT OF PURCHASE PRICE - the Purchaser shall deliver to the Vendor the Purchase Price as provided in Section 3.2; and

         (d) TRANSFER AND DELIVERY OF PURCHASED ASSETS - the Vendor shall execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser all the Vendor's right, title and interest in, to and under, or in respect of, the Purchased Assets; shall deliver up to the Purchaser possession of the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). In connection with the transfer of ownership to the Purchaser of the Purchased Assets, the Vendor shall effect the registrations, recordings and filings with public authorities required to discharge any Encumbrances (other than Permitted Encumbrances) on the Purchased Assets or which may be required to be made or filed by it and the Purchaser shall effect the other registrations, recordings and filings with public authorities.

2.2 PLACE OF CLOSING - The Closing shall take place at the Closing Time at the offices of the Purchaser's Solicitors located at Toronto, or at such other place as may be agreed upon by the Vendor and the Purchaser.

2.3 TENDER - Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company or, with the consent of the Party entitled to payment, by wire transfer of immediately available funds to the account specified by that Party. Notwithstanding the foregoing, the payment contemplated by subsection 3.2(c) shall be made by wire transfer to BNY Financial Corp. ("BNY") against the release of all BNY's Encumbrances on the Purchased Assets.

2.4 NO ASSUMPTION OF LIABILITIES - For greater certainty, the Purchaser is not assuming and shall not be responsible for any of the liabilities, debts or obligations of the Vendor, whether present or future, absolute or contingent and whether or not relating to the Business, other than the Assumed Liabilities.

2.5 ASSIGNMENT OF CONTRACTS - Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Purchaser, any Contract or Governmental Authorization which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent (collectively "Non-Assignable Rights"). In connection with such Non-Assignable Rights, and without prejudice to the rights of the Purchaser under Section 7.5, the Vendor shall, at the request of the Purchaser:

         (a) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Contracts or Governmental Authorization, in a form satisfactory to the Purchaser acting reasonably;

         (b) co-operate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Non-Assignable Rights to the Purchaser, including holding any such Non-Assignable Rights in trust for the Purchaser or acting as agent for the Purchaser;

         (c) enforce any rights of the Vendor arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

         (d) take all such actions and do, or cause to be done, all such things at the request of the Purchaser as shall reasonably be necessary and proper in order that the value of any NonAssignable Rights shall be preserved and shall enure to the benefit of the Purchaser; and

         (e) pay over to the Purchaser, all monies collected by or paid to the Vendor in respect of such Non-Assignable Rights.

The Purchaser shall indemnify and save the Vendor harmless from any Claims in respect of any NonAssignable Rights in connection with or arising as a result of any action of the Vendor taken in accordance with the foregoing. If the Vendor is unable to lawfully provide the benefit of any Governmental Authorization to the Purchaser, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

2.6 ECONOMIC EFFECT OF TRANSFER - It is the intention of the parties that the economic effect of the purchase and sale of the Purchased Assets pursuant to this Agreement shall be as of the Effective Date. Accordingly, subject to compliance with the terms of this Agreement and from and after the Effective Date to the Closing Date, the Purchased Assets and the Business shall be and shall have been held by the Vendor in trust for and on behalf of the Purchaser and all operations of the Business shall be and shall have been conducted by the Vendor for and on behalf of, and for the economic benefit of the Purchaser and any income or loss of the Business from and after the Effective Date shall be for the account of the Purchaser. Accordingly, all assets acquired or liabilities incurred by the Business in accordance with the terms of this Agreement from and after the Effective Date shall be assets and liabilities of the Purchaser and the Vendor shall account to the Purchaser for the income and loss of the Business and any changes in the assets and liabilities of the Business from the Effective Date in accordance with the terms of this Agreement.


                                    ARTICLE 3
                                 PURCHASE PRICE

3.1 PURCHASE PRICE - The amount payable by the Purchaser for the Purchased Assets, subject to any adjustments required by Section 3.3 and subsection 9.6(j) and exclusive of all applicable sales and transfer taxes, shall be $35,522,000 (the "Purchase Price").

3.2 SATISFACTION OF PURCHASE PRICE - The Purchaser shall pay and satisfy the Purchase Price as follows:

         (a) as to the amount equal to the book value as at the Effective Date of the Assumed Liabilities, by the assumption by the Purchaser of the Assumed Liabilities;

         (b) as to $1.5 million, by the delivery of the promissory note in the form attached as Schedule 3.2; and

         (c) as to the balance, by payment at the Closing Time in accordance with Section 2.3.

3.3      SCHEDULE CORRECTIONS -

         (a) DELIVERY OF OBJECTION NOTICE - In the event that the Purchaser determines in good faith that Schedules 1.1(a), 1.1(b), 4.14 and 4.15 are incorrect in any way, the Purchaser shall so advise the Vendor by delivery to the Vendor of a written notice (the "Objection Notice") within forty-five (45) days after the date of this Agreement. The Objection Notice shall set out the reasons for the Purchaser's objection as well as the amount under dispute and reasonable details of the calculation of such amount.

         (b) AGREEMENT OF PARTIES - In the event that the Parties agree on a resolution of the dispute set out in the Objection Notice, the Parties shall confirm this resolution in writing and shall thereafter be bound by such resolution.

         (c) ARBITRATION - In the event that the Parties are unable to settle any dispute set out in the Objection Notice within thirty (30) days after the delivery by the Purchaser to the Vendor of the Objection Notice, the dispute shall forthwith, and in any event within sixty (60) days after the delivery by the Purchaser to the Vendor of the Objection Notice, be referred to arbitration by a partner of Ernst & Young LLP Chartered Accountants or, if such firm is unable or unwilling to act, KPMG LLP, Chartered Accountants or its successor as a single arbitrator, if the Parties can agree upon one arbitrator, or otherwise by three arbitrators, of whom one shall be appointed by the Purchaser and one shall be appointed by the Vendor and the third shall be chosen by the first two named arbitrators. The arbitration and the appointment of the arbitrator shall, except to the extent provided for in this Section, be conducted in Toronto in accordance with the Arbitrations Act (Ontario). The Purchaser and the Vendor shall cooperate in completing any arbitration as expeditiously as possible and the arbitrators may hire such experts as may appear to be appropriate. If a single arbitrator is used, all of the costs and expenses of the arbitration shall be borne equally by the Parties or in such other manner as the arbitrator may determine to be appropriate. If three arbitrators are used the costs and expenses of the third arbitrator and of any experts engaged by such arbitrator shall be borne equally by the Parties and each Party shall pay the costs and expenses of the arbitrator appointed by it. Arbitration under this Section shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by the Purchaser pursuant to this Section.

         (d) DETERMINATION OF ARBITRATOR - The determination of the arbitrator shall be made within thirty (30) days after the date on which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all Parties. The Purchase Price shall be increased to the extent the arbitrator determines that items included in Schedule 1.1(a) ought not to have been included or items which ought to have been included in Schedules 1.1(b), 4.14 or 4.15 were omitted and shall be decreased to the extent that the arbitrator determines that items which ought to have been included in Schedule 1.1(a) were omitted or items included in Schedules 1.1(b), 4.14 or 4.15 ought not to have been included.

         (e) PAYMENT IN ACCORDANCE WITH DETERMINATION - Within five (5) days after resolution, by agreement of the Parties, of the dispute which was the subject of the Objection Notice or, failing such resolution, within five (5) days after the final determination of the arbitrator, the Vendor or the Purchaser, as the case may be, shall pay to the other the amount by which the Purchase Price is to be adjusted as a result of such resolution or final determination.

3.4      INTEREST - All amounts paid as adjustments to the Purchase Price under
Section 3.3 shall be paid together with interest thereon calculated monthly from the Closing Date to the date of payment, at the Prime Rate quoted by the Bank of Montreal on the Closing Date.

3.5 ALLOCATION OF PURCHASE PRICE - The Purchase Price shall be allocated in accordance with the provisions of Schedule 3.7 provided that if the Purchase Price shall be adjusted pursuant to Section 3.3 and subsection 9.6(j), the amount of adjustment required shall, if such amount cannot be reasonably allocated to a particular asset, be allocated on a pro rata basis among the various categories of assets listed in Schedule 3.7. The Vendor and the Purchaser agree to report the purchase and sale of the Purchased Assets in any returns required to be filed under the Income Tax Act (Canada) and other taxation statutes in accordance with the provisions of Schedule 3.7, as adjusted.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor hereby represents and warrants to the Purchaser, the matters set out below.

4.1 INCORPORATION AND REGISTRATION - The Vendor is a corporation duly incorporated and validly existing under the laws of Ontario and has all necessary corporate power, authority and capacity to own the Purchased Assets and to carry on the Business as presently conducted. Neither the nature of the Business nor the location or character of the Purchased Assets requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction where it is not duly registered, licensed or otherwise qualified for such purpose, other than jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a material adverse effect on the Business.

4.2 RESIDENCE OF THE VENDOR - The Vendor is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

4.3 NO SHARES - The Purchased Assets do not include any interest in any shares of any corporation.

4.4 TITLE TO THE ASSETS - The Vendor is the absolute beneficial owner of the personal property forming part of the Purchased Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances and those Encumbrances set out on Schedule 4.4 which are to be discharged prior to Closing and is exclusively entitled to possess and dispose of same (subject only, in the case of Contracts or Governmental Authorizations, to the necessity for obtaining consents to their assignment). There has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the Purchased Assets or any granting of any agreement or right capable of becoming an agreement or option for the purchase of the Purchased Assets other than pursuant to the provisions of, or as disclosed in, this Agreement or pursuant to purchase orders accepted by the Vendor in the ordinary course.

4.5 DUE AUTHORIZATION - The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Vendor.

4.6 ENFORCEABILITY OF OBLIGATIONS - This Agreement constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.7 ABSENCE OF CONFLICTING AGREEMENTS - Except for those Contracts and Governmental Authorizations which require consent to their assignment or transfer and the requirement for Competition Act Approval, the Vendor is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, licence, permit or law which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by the Vendor of any of its obligations provided for under this Agreement or any other agreement contemplated under this Agreement.

4.8 REGULATORY APPROVALS - No approval, order, consent of or filing with any Governmental Authority is required other than Competition Act Approval on the part of the Vendor, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendor's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

4.9 FINANCIAL STATEMENTS - The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period and present fairly:

         (a) all of the assets, liabilities and financial position of the Vendor related to the Business as at March 31, 1998; and

         (b) the sales, earnings and results of operation of the Business for the period ended January 31, 1999 except that they will be presented in a form which facilitates internal reporting and the income taxes shall have been calculated on a divisional rather than a legal entity basis.

4.10 ABSENCE OF UNDISCLOSED LIABILITIES - Since the date of the Balance Sheet, the Vendor has not incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) relating to the Business, which continue to be outstanding, except as disclosed on Schedule 4.10 or incurred in the ordinary course of business.

4.11     ABSENCE OF CHANGES AND UNUSUAL TRANSACTIONS - Except as set forth in
Schedule 4.11, since the date of the Balance Sheet:

         (a) there has not been any material change in the financial condition or operations of the Business or the Purchased Assets other than changes in the ordinary and usual course of business, none of which has been materially adverse;

         (b) there has not been any damage, destruction, loss, unfair labour practice complaint, organizing drive, application for certification or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets or properties of the Business;

         (c) there has not been any material change in the nature, level and condition of the Inventories.

         (d) the Vendor has not transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Balance Sheet or cancelled any debts or entitlements except, in each case, in the ordinary and usual course of business;

         (e) the Vendor has not incurred or assumed any obligation or liability (fixed or contingent) relating to or affecting the Business, except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

         (f) the Vendor has not discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent), in each case relating to the Business, other than liabilities included in the Balance Sheet and liabilities incurred since the date of the Balance Sheet in the ordinary and usual course of business;

         (g) the Vendor has not suffered any extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business in connection with the Business where such loss, rights, commitment or transaction is or would be material in relation to the Purchased Assets or the Business;

         (h) the Vendor has not granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of personnel which it employs in the Business, other than as provided for in the Collective Agreement or changed the terms of employment for any Employee except in the usual course of business and consistent with past practice or agreed to a change in interpretation or application of any provision of the Collective Agreement;

         (i) except as disclosed by the Vendor to the Purchaser in writing, the Vendor has not hired or dismissed any senior employees or hired or dismissed more than (20) employees, in each case who are or were dedicated primarily to the Business;

         (j) the Vendor has not, except as disclosed in the Schedule of Permitted Encumbrances, mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property used in the Business, whether tangible or intangible; or

         (k) the Vendor has not authorized, agreed or otherwise become committed to do any of the foregoing.

4.12 NO JOINT VENTURE INTERESTS - The Vendor, in connection with the Business, is not a party, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar joint owned business undertaking and the Vendor has no significant investment interests in any business owned or controlled by any third party.

4.13 MAJOR SUPPLIERS AND CUSTOMERS - The Vendor has provided to the Purchaser a comprehensive listing of each supplier of goods and services to, and each customer of, the Business to whom the Vendor paid or billed in excess of $5,000 in the aggregate during the period commencing April 1, 1998, together with, in each case, the amount so billed or paid. To the knowledge of the Vendor, no Major Supplier or Customer intends to change its relationship or the terms upon which it conducts business with the Purchaser following completion of the transactions contemplated in this Agreement. A Major Supplier or Customer is one from whom or to whom sales in the last twelve months was at least $500,000.

4.14 CONDITION OF ASSETS - The Fixed Assets are being delivered to the Purchaser in their "as is" condition as inspected by and demonstrated to the Purchaser on March 4, 1999.

4.15 INVENTORIES - All Inventories are valued on the books of the Vendor at the lower of cost or net realizable value.

4.16 ACCRUED LIABILITIES - The amounts of the Accrued Liabilities have been determined in accordance with generally accepted accounting principles applied on a basis consistent with the Financial Statements.

4.17 GOVERNMENT GRANTS - The Vendor has not received any grants or other forms of assistance including loans with interest at below market rates, received by the Vendor in connection with the Business from any government, governmental department, agency, commission, board, bureau or instrumentality, domestic or foreign.

4.18 BUSINESS IN COMPLIANCE WITH LAW - Except as set out in Schedule 4.18, all material respects, the operations of the Business have been conducted in compliance with all Laws of each jurisdiction in which the Business has been and is carried on and the Vendor has not received any notice of any alleged violation of any such Laws.

4.19 GOVERNMENTAL AUTHORIZATIONS - Schedule 4.19 sets forth a complete list of the Governmental Authorizations. The Governmental Authorizations listed in
Schedule 4.19 are all the authorizations required by the Vendor to enable it to carry on the Business in compliance with all Laws. The Governmental Authorizations are in full force and effect in accordance with their terms, in all material respects and there have been no violations thereof and no proceedings are pending or, to the knowledge of the Vendor, threatened, which could result in their revocation or limitation.

4.20 RESTRICTIVE COVENANTS - The Vendor is not a party to or bound or affected by any commitment, agreement or document containing any covenant which
(i) expressly limits the freedom of the Vendor and (ii) may after the Closing limit the freedom of the Purchaser, to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or conditions of the Business or the continued operation of the Business after the Closing.

4.21 INTELLECTUAL PROPERTY - Except as disclosed in Schedule 4.21, the Vendor has no knowledge that the Business, any activity in which the Vendor is engaged in connection with the Business or any product which the Vendor manufactures, uses or sells in connection with the Business, or any process, method, packaging, advertising, or material that the Vendor employs in the manufacture, marketing or sale of any such product, or the use of any intellectual property used in connection with the Business breaches, violates, infringes or interferes with any intellectual property rights of any third party or requires payment for the use of any patent, trade-name, trade secret, trade-mark, copyright or other intellectual property right or technology of another.

4.22 EQUIPMENT CONTRACTS - Schedule 4.22 sets forth a complete list of all Equipment Contracts together with a description of the equipment and vehicles to which the Equipment Contracts relate. The Equipment Contracts listed in Schedule
4.22 are all those used to earn the revenue shown on the

Financial Statements. All of the Equipment Contracts are in full force and effect and no material default exists and no event has occurred which with the giving of notice or the lapse of time would become a material default on the part of the Vendor, or, to the knowledge of the Vendor, on the part of any of the other parties thereto. The entire interest of the Vendor under each of the Equipment Contracts is held by it free and clear of any Encumbrances other than Permitted Encumbrances and all payments due under the Equipment Contracts have been duly and punctually paid.

4.23     REAL PROPERTY -

         (a)      Schedule 4.23 sets forth a complete list of:

                  (i) the Real Property in each case by reference to the owner, municipal address and legal description which is used or is reasonably required for the Business; and

                  (ii) the matters described in Section 4.25 (f) and (q) as applicable.

         (b) The Vendor is the legal and beneficial owner of the Real Property in fee simple, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (c) There are no agreements, undertakings or other documents which affect or relate to the title to, or ownership of such Real Property except for the Permitted Encumbrances.

4.24     LEASED REAL PROPERTY - The Vendor is not a party to any Real Property
Leases.

4.25     REAL PROPERTY GENERALLY -

         (a) The plant, buildings, structures, erections, improvements and fixtures situate on the Real Property are being delivered to the Purchaser in their "as is" condition as inspected by and demonstrated to the Purchaser on March 4, 1999.

         (b) The Vendor has such rights of entry and exit to and from the Real Property as are reasonably necessary to carry on the Business upon the Real Property.

         (c) No person has any right to purchase any of the Real Property, and no person other than the Vendor is using or has any right to use, as tenant, or is in possession or occupancy of, any part of such Real Property other than rights which are Permitted Encumbrances.

         (d) The Vendor has not granted any option, right of first refusal or other contractual rights with respect to any of the Real Property other than to the Purchaser pursuant to this Agreement or as set out in
         Schedule 4.4 respecting Permitted Encumbrances.

         (e) The Vendor has not entered into any agreement to sell, transfer, encumber, or otherwise dispose of or impair the right, title and interest of the Vendor in and to the Real Property or the air, density and easement rights relating to the Real Property except as set out in Schedule 4.4 respecting Permitted Encumbrances.

         (f) Schedule 4.25 provides details on the most up-to-date surveys, prepared by licensed land surveyors, relating to the Real Property which are available, and such surveys have been delivered or made available to the Purchaser.

         (g) The Vendor has not received any notification of and has no knowledge of, any outstanding or incomplete work orders in respect of any of the buildings, improvements or other structures constructed on the Real Property or of any current non-compliance (other than non-compliances which are legal non-conforming under relevant zoning by-laws) with applicable statutes and regulations or building and zoning by-laws and regulations.

         (h) To the knowledge of the Vendor, the current uses of the Real Property are permitted under current zoning regulations.

         (i) The Vendor has not made application for a rezoning of any of the Real Property and has no knowledge of any proposed or pending change to any zoning affecting the Real Property.

         (j) To the knowledge of the Vendor, no part of the Real Property is subject to any building or use restriction that would restrict or prevent the use and operation of the Real Property for the Business by the Purchaser.

         (k) Except as may be shown on the surveys for the Real Property delivered to the Purchaser, to the knowledge of the Vendor no improvements constituting a part of the Real Property encroaches on real property not forming part of the Real Property.

         (l) The Vendor has no knowledge of any expropriation or condemnation or similar proceeding pending or threatened against the Real Property or any part of the Real Property.

         (m) All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Real Property have been fully paid and no one is entitled to claim a lien under the Construction Lien Act (Ontario) or other similar legislation for such work performed by or on behalf of the Vendor.

         (n) The Real Property is fully serviced to permit the operations of the Business by the Purchaser as at the Closing Date. All municipal levies, local improvements, imposts and permit fees due and payable prior to the Closing Date have been or will as at the Closing Date be paid by the Vendor, subject to pro rating for the number of days elapsed prior to Closing.

         (o) To the knowledge of the Vendor, all Permitted Encumbrances which are easements, agreements, rights-of-way, restrictive covenants or restrictions are in good standing and the Vendor has performed in all material respects all obligations required to be performed by it thereunder and there is no material breach or default in any respect thereunder nor has there occurred any event nor does there exist any condition which, in either case, with the giving of notice or the lapse of time, would constitute such a material breach or default.

         (p) To the knowledge of the Vendor, the easements, rights-of-way and other similar appurtenant interests which benefit the Real Property or to which the Real Property is subject and which are necessary for the continued use and operation of the Real Property for the Business are listed in Schedule 4.25. None of such easements, rights-of-way or other interests requires the consent of any other party to the transactions contemplated by this Agreement.

         (q) There are no matters affecting the right, title and interest of the Vendor in and to the Real Property which, in the aggregate, would materially and adversely affect the ability of the Purchaser as of the Closing Date, to carry on the Business upon the Real Property as it has been carried on in the ordinary course in the past.

4.26 ENVIRONMENTAL MATTERS - Except as referred to in the documents listed in Schedule 4.26:

         (a) Except as disclosed in Schedule 4.26, there are no Environmental Approvals.

         (b) All operations of the Vendor pertaining to the Business or the Purchased Assets or conducted on the Real Property and the Real Property itself while occupied by the Vendor, and, to the knowledge of the Vendor, while occupied by the Vendor's predecessors in title, have been and are now, in compliance with all Environmental Laws. Any Release by the Vendor and, to the knowledge of the Vendor, by the Vendor's predecessors in title of any Hazardous Substance from the Business or the Purchased Assets into the Environment complied and complies with all Environmental Laws.

         (c) The Environmental Approvals have been obtained, are valid and in full force and effect, have been and are being complied with, and there have been and are no proceedings commenced or threatened to revoke or amend any Environmental Approvals.

         (d) Neither the Business nor any of the Purchased Assets has been or is now the subject of any Remedial Order, nor does the Vendor have any knowledge of any investigation or evaluation commenced as to whether any such Remedial Order is necessary nor, to the knowledge of the Vendor, has any threat of any such Remedial Order been made nor, to the knowledge of the Vendor, or any circumstance arisen which could likely result in the issuance of any such Remedial Order with respect to the Business or the Purchased Assets.

         (e) With respect to the Business and the Purchased Assets, the Vendor has never been prosecuted for or convicted of any offence under Environmental Laws, nor has the Vendor been found liable in any proceeding to pay any fine, penalty or judgment to any person as a result of any Release or threatened Release of any Hazardous Substance into the Environment or the breach of any Environmental Law and, to the knowledge of the Vendor, there is no basis for any such proceeding.

         (f) No part of the Real Property or any other Purchased Assets has ever been used by the Vendor, as a landfill or for the disposal of waste and, to the knowledge of the Vendor, no part of the Real Property has been used by any other person as a landfill or for the disposal of waste.

         (g) To the knowledge of the Vendors, no asbestos or asbestos containing materials are used, stored or otherwise present in or on the Real Property or any other Purchased Asset.

         (h) No equipment, waste or other material containing polychlorinated biphenyls (PCBs) are used, stored or otherwise present in or on the Real Property or other Purchased Assets.

         (i) All material environmental data and studies (including the results of any environmental audit possessed by or within the control of the Vendor) with respect to the Business or the Purchased Assets have been delivered or made available to the Purchaser.

         (j) There has been no Release by the Vendor or, to the knowledge of the Vendor by any other party, of any Hazardous Substance which is now present in, on or under any of the Real Property or any other Purchased Assets (including underlying soils and substrata, surface water and groundwater) at levels which exceed decommissioning or remediation standards under any Environmental Laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards.

         (k) To the knowledge of the Vendor, no underground storage tanks have been or are on the Real Property.

         (l) The Vendor has no knowledge of any Hazardous Substance originating from any neighbouring or adjoining properties which has migrated onto, or is migrating towards any of the Real Property or any other Purchased Assets.

4.27     EMPLOYMENT MATTERS -

         (a) Schedule 4.27 sets forth a complete list of all Employees, together with the titles, service dates and material terms of employment, including current wages, salaries or hourly rate of pay of, and bonus (whether monetary or otherwise) paid and/or payable since the beginning of the most recently completed fiscal year or payable in the current fiscal year to each such Employee, the date upon which such wage, salary, rate or bonus became effective and the date upon which each such Employee was first hired by the Vendor. Except as disclosed, no Employee is on long-term disability leave, extended absence or receiving benefits pursuant to the Workplace Safety and Insurance Act (Ontario).

         (b) Except for those written employment contracts with salaried Employees identified in Schedule 4.27, there are no written contracts of employment entered into with any Employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

         (c) Except as set out in Schedule 4.27 there are no employment policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which Employees may be terminated, which are binding upon the Vendor.

         (d) The Business has been and is being operated in compliance in all material respects with all Laws relating to employees, including employment standards, Occupational Health and Safety Laws, human rights, labour relations, workplace safety and insurance and pay equity. The Vendor has complied with and posted plans as required under the Ontario Pay Equity Act. There have been no claims or complaints, nor to the knowledge of the Vendor are there any threatened claims or complaints, against the Vendor pursuant to any such Laws. To the knowledge of the Vendor nothing has occurred which might lead to a claim or complaint against the Vendor under any such Laws. There are no issued or, to the knowledge of the Vendor, pending decisions or settlements which place any obligation upon the Vendor to do or refrain from doing any act.

         (e) All current assessments under the Workplace Safety and Insurance Act (Ontario) in relation to the Business have been paid or accrued by the Vendor and the Business has not been and is not subject to any special or penalty assessment or surcharge under such legislation which has not been paid.

         (f) The Vendor has made available to the Purchaser for review, all inspection reports under the Occupational Health and Safety Act (Ontario) relating to the Business. There are no outstanding inspection orders made under the Occupational Health and Safety Act (Ontario) relating to the Business. Except as set forth in Schedule 4.27, the Vendors are operating in compliance with all Occupational Health and Safety Laws in all material respects, including but not limited to the Workplace Hazardous Materials Information System (WHMIS), in connection with the Business. To the knowledge of the Vendor, there are no pending or threatened charges against the Business under Occupational Health and Safety Laws relating to the Business. Except as set out in Schedule 4.27, there have been no fatal or critical accidents which have occurred in the course of the operation of the Business which might lead to charges under Occupational Health and Safety Laws. To the knowledge of the Vendor, there are no materials present in the Business, exposure to which may result in an occupational disease as defined in the Workplace Safety and Insurance Act (Ontario). If such materials, including asbestos, are required to be removed to comply with Occupational Health and Safety Laws, the Vendor agrees to indemnify the Purchaser for any and all reasonable costs arising from such removal. The Vendor has complied in all respects with any Remedial Orders issued under Occupational Health and Safety Laws. To the knowledge of the Vendor, there are no appeals of any Remedial Orders under Occupational Health and Safety Laws relating to the Business which are currently outstanding.

4.28     COLLECTIVE AGREEMENT -

         (a) Schedule 4.28 describes any Collective Agreement, either directly or by operation of law, with any trade union or association which may qualify as a trade union in respect of the Business.

         (b) There are no outstanding or, to the knowledge of the Vendor, threatened labour board proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for Employees or dependent contractors of the Vendor not already covered by the Collective Agreement, and there have not been any such proceedings within the last three (3) years.

         (c) To the knowledge of the Vendor, there are no threatened or apparent union organizing activities involving Employees or dependent contractors of the Vendor in respect of the Business, not already covered by the Collective Agreement and no trade union has bargaining rights for such Employees or dependant contractors.

         (d) To the knowledge of the Vendor, the Vendor is not in breach of or default under any Collective Agreement.

         (e) There is no strike or lock out occurring or to the knowledge of the Vendor threatened affecting the Business.

         (f) The Vendor does not have any unresolved grievances or pending arbitration cases outstanding relating to the Business. To the knowledge of the Vendor, the Vendor does not have any labour problems that might materially affect the value or operation of the Business.

         (g) None of the Collective Agreements contain provisions relating to the establishment or maintenance of any Pension Plan or Benefit Plan or contributions thereto except as set out in Schedule 4.28.

4.29     PENSION PLANS AND BENEFIT PLANS -

         (a) Schedule 4.29 sets forth a complete list of the Pension Plans and the Benefit Plans.

         (b) Current and complete copies of all written Pension Plans and Benefit Plans or, where oral, written summaries of the material terms thereof, have been provided or made available to the Purchaser together with current and complete copies of all documents relating to the Pension Plans and Benefit Plans, including, as applicable,

                  (i) all documents establishing, creating or amending any of the Pension Plans or Benefit Plans as in effect on the date of this Agreement;

                  (ii) all trust agreements and funding agreements as in effect on the date of this Agreement;

                  (iii) all insurance contracts, subscription agreements and participation agreements as in effect on the date of this Agreement;

                  (iv) the most recent financial statements required to be filed under Laws, and the most recent actuarial report for the Vendor's Union Pension Plan;

                  (v) the most recent material reports, statements, annual information returns or other returns, filings and material correspondence with any regulatory authority;

                  (vi) all material legal opinions, consultants' reports and correspondence relating to the administration or funding of any Pension Plan or the use of funds held under such plans which impacts on the portion of the Pension Plans to be transferred to the Purchaser pursuant to this Agreement; and

                  (vii) all booklets, summaries, manuals and written communications of a general nature distributed or available to any Employees concerning any Pension Plan or Benefit Plan whether or not such communications have been or are required to be filed with any Governmental Authorities as in effect on the date of this Agreement.

         (c) Except as disclosed in Schedule 4.29 each Pension Plan and Benefit Plan, and any amendment to any Pension Plan or Benefit Plan, is, and has been, established, registered (where required), qualified, administered and invested, in compliance with (i) the terms thereof,
         (ii) all Laws and (iii) the Collective Agreement.

         (d) All obligations under the Pension Plans and Benefit Plans (whether pursuant to the terms thereof, any Collective Agreements, or any Laws) have been satisfied, and there are no outstanding defaults or violations thereunder by the Vendor nor does the Vendor have any knowledge of any default or violation by any other party to any Pension Plan or Benefit Plan.

         (e) Except as disclosed in Schedule 4.29, there have been no improvements, increases or changes to or promised improvements, increases or changes to the benefits provided under the Pension Plans or Benefit Plans. None of the Pension Plans or Benefit Plans provide for benefit increases or the acceleration of funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

         (f) All employer or employee payments, contributions and premiums required to be remitted, paid to or in respect of each Pension Plan and each Benefit Plan have been paid or remitted in a timely fashion in accordance with the terms thereof and all Laws, and no Taxes, penalties or fees are owing or exigible under any Pension Plan or Benefit Plan.

         (g) There is no proceeding, action, investigation by Governmental Authorities, suit or claim (other than routine claims for payment of benefits) pending or threatened involving any Pension Plan or Benefit Plan or their assets, and to the knowledge of the Vendor no facts exist which could reasonably be expected to give rise to any such proceeding, action, investigation, suit or Claim (other than routine claims for payment of benefits).

         (h) Schedule 4.29 discloses the amount of any going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Pension Plans.

         (i) No material changes have occurred in respect of any Pension Plan since the date of the most recent financial, accounting, actuarial or other report, as applicable, issued in connection with any Pension Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

         (j) The Vendor has not received, or applied for, any payment of surplus out of any Pension Plans and the Vendor has not taken any contribution or premium holidays under any Pension Plans.

         (k) None of the Pension Plans or Benefit Plans is a multi-employer pension plan as defined under Laws.

         (l) All employee data necessary to administer each Pension Plan and Benefit Plan for the Transferred Employees is in the possession of the Vendor and is complete, correct and in a form which is sufficient for the proper administration of each Pension Plan or Benefit Plan in accordance with the terms thereof and all Laws.

         (m) None of the Benefit Plans, other than Pension Plans and any Benefit Plans specifically identified as such in Schedule 4.29, provide benefits beyond retirement or other termination of service to Employees or former employees or to the beneficiaries or dependents of such employees.

         (n) Except as disclosed in Schedule 4.29, none of the insured Benefit Plans require or permit a retroactive increase in premiums or payments and the level of insurance reserves, if any, under each insured Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

4.30 MATERIAL CONTRACTS - Schedule 4.30 sets forth a complete list of the Material Contracts. The Material Contracts are all in full force and effect unamended and no default exists under such Material Contracts on the part of the Vendor or, to the knowledge of the Vendor, on the part of any other party to such Contracts. To its knowledge, the Vendor, through the Business and the

Purchased Assets, has the capacity, including the necessary personnel, equipment and supplies, to perform all its obligations under the Material Contracts listed in Schedule 4.30.

4.31 COPIES OF AGREEMENTS, ETC. - Current and complete copies of the Material Contracts have been delivered to the Purchaser and there are no current or pending negotiations with respect to the renewal, repudiation or amendment of any such agreement, plan or policy.

4.32 LITIGATION - There is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, or, to the knowledge of the Vendor, pending or threatened against or relating to the Vendor before any Governmental Authority or arbitration panel which, if determined adversely to the Vendor, would,

         (a) materially and adversely affect the properties, business, future prospects or financial condition of the Business or the Purchased Assets,

         (b) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets as contemplated by this Agreement, or

         (c) prevent the Vendor from fulfilling all of its obligations set out in this Agreement or arising from this Agreement,

and the Vendor has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. There is not presently outstanding against the Vendor any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator.

4.33     TAX MATTERS -

         (a) No failure, if any, of the Vendor to duly and timely pay all Taxes, including instalments on account of Taxes for the current year, that are due and payable by it, will result in an Encumbrance on the Purchased Assets.

         (b) There are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the Vendor, threatened against the Vendor in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes, which will result in an Encumbrance on the Purchased Assets.

         (c) The Vendor has timely withheld from any amount paid or credited by it to of for the account or benefit of any person, including any of its employees, officers or directors and any non-resident person, the amount of all Taxes and other deductions required by any Laws to be withheld from any amount and has duly and timely remitted the same to the appropriate Governmental Authority.

4.34 BOOKS AND RECORDS - The Vendor has made available to the Purchaser all Books and Records. The Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Business and all material financial transactions relating to the Business have been accurately recorded in the Books and Records.

4.35 TRADE ALLOWANCES - Schedule 4.35 sets out any agreements or understandings (whether written or oral) with, or concessions granted to, any customer of the Business which will continue to be binding on the Business on or after the Closing Date to receive discounts, allowances, volume rebates or similar reductions in price or other trade terms.

4.36 THIRD PARTY CONSENTS - Except as set out in Schedule 4.36, no notification, approval or consent is required to be obtained by the Vendor in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement.

4.37 LOCATION OF THE ASSETS - Except as disclosed on Schedule 4.37, all of the Purchased Assets are located on the Real Property or are in transit to or from the Real Property.

4.38 NO BROKER - The Vendor has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against the Purchaser or the Purchased Assets.

4.39 YEAR 2000 COMPLIANCE - Most of the Vendor's critical information technology systems in the Business have been modified, tested, and/or certified from vendors as being Year 2000 Compliant. Other non-information technology systems have been inventoried, tested or certified in accordance with a compliance plan. The Vendor has initiated a formal inquiry process with its suppliers and vendors with which the Vendor has significant relationships to evaluate the extent to which the Business is vulnerable to third party failure to remedy Year 2000 problems. The Vendor continues to evaluate replies as it receives them and is working with the third parties to correct those problems or monitoring their efforts to achieve compliance. The Vendor has received replies from many of its significant suppliers and vendors. The Vendor estimates that the total cost of becoming Year 2000 Compliant for its internal systems and equipment for the Business is less than $150,000.00, of which only a nominal amount remains to be spent. Most of the cost to date has been funded by allocation of existing resources rather than incurring incremental costs. Any remaining costs may be funded by allocation of existing resources. Based on an assessment of its major information technology and noninformation technology systems in the Business, the Vendor believes that all necessary modifications and testing will be completed in a timely manner to ensure that the Business achieves Year 2000 Compliance December 31, 1999.

4.40 FULL DISCLOSURE - The Vendor has made available to the Purchaser, all information, including the financial, marketing, sales and operational information on a historical basis in respect of the Business which would be material to a purchaser of the Business. All information, which has been provided to the Purchaser relating to the Business is true and correct in all material respects and the Vendor has not knowingly omitted any material fact or facts therefrom which would make such information misleading.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Vendor the matters set out below.

5.1 INCORPORATION AND RESIDENCE - The Purchaser is a corporation duly incorporated and validly existing under the laws of Ontario. The Purchaser is not a non resident of Canada for purposes of the Income Tax Act (Canada). The Purchaser is a "WTO Investor" for the purposes of the Investment Canada Act.

5.2 DUE AUTHORIZATION - The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated under this Agreement have been duly authorized by all necessary corporate action of the Purchaser.

5.3 ENFORCEABILITY OF OBLIGATIONS - This Agreement constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

5.4 ABSENCE OF CONFLICTING AGREEMENTS - Except for Competition Act Approval, the Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened or breached by, or under which any default would occur or a lien, claim, restriction or encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

5.5 LITIGATION - There is no suit, action, litigation, investigation, claim, complaint or proceeding before any Governmental Authority or arbitration panel in progress or, to the knowledge of the Purchaser, pending or threatened against or relating to the Purchaser, which, if determined adversely to the Purchaser, would,

         (a) prevent the Purchaser from paying the Purchase Price to the Vendor;

         (b) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets as contemplated by this Agreement; or

         (c) prevent the Purchaser from fulfilling all of its obligations set out in this Agreement or arising from this Agreement,

and the Purchaser has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

5.6 GOODS AND SERVICES TAX AND HARMONIZED SALES TAX REGISTRATION - The Purchaser is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is R103467965RT0001.

5.7 NO BROKER - The Purchaser has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without the intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against the Vendor or the Purchase Price.

                                    ARTICLE 6
                              NON-WAIVER; SURVIVAL

6.1 NON-WAIVER - No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by the Vendor in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2      NATURE AND SURVIVAL -

         (a) Subject to subsection (b), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Assets and the payment of the consideration for the Purchased Assets.

         (b) Representations and warranties concerning tax matters, set out in Section 4.33, shall survive for a period of ninety days after the relevant authorities shall no longer be entitled to assess liability for tax against the Vendor or Purchaser for any particular taxation year ended on or prior to the Closing Date, having regard, without limitation, to any waivers given by the Vendor in respect of any such taxation year. All other representations and warranties shall only survive for a period of two (2) years from the Closing Date. If no claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of these survival periods, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

         (c) Notwithstanding the limitations set out in subsection (b) any Claim which is based on title to the Purchased Assets, intentional misrepresentation or fraud may be brought at any time.

                                    ARTICLE 7
                        PURCHASER'S CONDITIONS PRECEDENT

The obligation of the Purchaser to complete the purchase of the Purchased Assets under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

7.1 TRUTH AND ACCURACY OF REPRESENTATIONS OF VENDOR AT THE CLOSING TIME - The representations and warranties of the Vendor contained in Sections 4.1, 4.4,
4.5 and 4.6 of this Agreement and any representations and warranties of the Vendor made in or pursuant to this Agreement containing a materiality qualification shall be true and correct, and any representations and warranties of the Vendor made in or pursuant to this Agreement without a materiality qualification (other than the representations and warranties contained in Sections 4.1, 4.4, 4.5 and 4.6) shall be true and correct in all material respects, in each case as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement).

7.2 PERFORMANCE OF OBLIGATIONS - The Vendor shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

7.3 RECEIPT OF CLOSING DOCUMENTATION - All instruments of conveyance and other documentation relating to the sale and purchase of the Purchased Assets including assignments of Contracts (and consents to such assignments, where required), deeds of Real Property in registrable form, surveys, bills of sale and trade-mark assignments, documentation relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendor of its obligations under this Agreement shall be satisfactory to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser.

7.4 OPINION OF VENDOR'S COUNSEL - The Purchaser shall have received an opinion dated the Closing Date from the Vendor's Counsel, substantially in the form of Schedule 7.4.

7.5 CONSENTS TO ASSIGNMENT - All consents or approvals from or notifications to any landlord, lessor or other person required under the terms of any of the Contracts with respect to the assignment of such Contracts to the Purchaser, shall have been duly obtained or given, as the case may be, on or before the Closing Time, other than any such consents or approvals where the failure to obtain such consents or approvals does not and will not have, either individually or in the aggregate, a material adverse effect on the Business.

7.6 CONSENTS, AUTHORIZATIONS AND REGISTRATIONS - All consents, approvals, orders and authorizations of any person (or registrations, declarations, filings or recordings with any such authorities), required in connection with the completion of any of the transactions contemplated by this Agreement (other than with respect to the Pension Plans(s) or Benefit Plan(s)), the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, including Competition Act Approval, all clearance certificates required pursuant to any applicable retail sales tax legislation and a Purchase Certificate from the Workplace Safety and Insurance Board (Ontario) shall have been obtained at or before the Closing Time.

7.7 NO PROCEEDINGS - There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any person, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

7.8 ENCUMBRANCES - The Purchaser shall have received evidence satisfactory to it that all Encumbrances other than Permitted Encumbrances have been discharged and that the Purchased Assets are free and clear of all Encumbrances other than Permitted Encumbrances.

7.9 REAL ESTATE TITLE WORK - The Purchaser shall have received from its counsel, title opinions relating to the Real Property in form and substance satisfactory to it.

7.10 NON-COMPETITION - The Vendor shall have executed and delivered a non-competition agreement substantially in the form attached as Schedule 7.10.

7.11 ACTUAL POSSESSION - The Vendor shall have delivered actual possession of the Purchased Assets to the Purchaser.

7.12 RELEASES - The Vendor shall have released any employees of the Business to be employed by the Purchaser from and after the Closing from any confidentiality agreements with the Vendor except to the extent that these have been assigned to the Purchaser.

7.13 SUPPORT SERVICES AGREEMENT - The Parties shall have entered into a support services agreement in the form set out in Schedule 7.13.

7.14 REMEDIATION AGREEMENT - The Parties shall have entered into an environmental indemnification and remediation agreement in the form set out in
Schedule 7.14.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Purchaser is released from all obligations under this Agreement, and unless the Purchaser can show that the condition relied upon could reasonably have been performed by the Vendor, the Vendor is also released from all obligations under this Agreement. However, the Purchaser may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                    ARTICLE 8
                          VENDOR'S CONDITIONS PRECEDENT

The obligations of the Vendor to complete the sale of the Purchased Assets under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by it in whole or in part):

8.1      TRUTH AND ACCURACY OF REPRESENTATIONS OF THE PURCHASER AT CLOSING TIME
- All of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time.

8.2 PERFORMANCE OF OBLIGATIONS - The Purchaser shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

8.3 OPINION OF PURCHASER'S COUNSEL - The Vendor shall have received an opinion dated the Closing Date, from the Purchaser's Counsel, substantially in the form attached as Schedule 8.3.

8.4 COMPETITION ACT APPROVAL - Competition Act Approval shall have been received.

8.5 SERVICES AGREEMENT - The Purchaser and the Vendor shall have entered into an agreement in the form set out in Schedule 7.13.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, the Vendor may terminate this Agreement by notice in writing to the Purchaser, in which event the Vendor is released from all obligations under this Agreement, and unless the Vendor can show that the condition relied upon could reasonably have been performed by the Purchaser, the Purchaser is also released from all obligations under this Agreement. However, the Vendor may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition in whole or in part or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                    ARTICLE 9
                         OTHER COVENANTS OF THE PARTIES

9.1 CONDUCT OF BUSINESS PRIOR TO CLOSING - During the period from the date of this Agreement to the Closing Time:

         (a) CONDUCT BUSINESS IN THE ORDINARY COURSE - Except as otherwise contemplated or permitted by this Agreement, the Vendor shall conduct the Business in the ordinary and normal course, consistent with past practice and regular customer service and business policies and not, without the prior written consent of the Purchaser, enter into any transaction which, if effected before the date of this Agreement, would constitute a breach of the representations, warranties or agreements of the Vendor contained in this Agreement.

         (b) MAINTAIN GOOD RELATIONS - The Vendor shall use all reasonable efforts to maintain good relations with the Employees, its customers and suppliers.

         (c) CONTINUE INSURANCE - The Vendor shall continue in force all policies of insurance maintained by the Vendor in respect of the Business and give all notices and present claims under all insurance policies in a timely fashion.

         (d) PERFORM OBLIGATIONS - The Vendor shall comply with all Laws affecting the operation of the Business.

         (e) PREVENT CERTAIN CHANGES - The Vendor shall not, without the prior written consent of the Purchaser, take any of the actions, do any of the things or perform any of the acts described in Section 4.11.

         (f) APPROVALS - The Vendor shall co-operate with the Purchaser and the Parties will use all reasonable efforts and diligently pursue obtaining Competition Act Approval. The Purchaser will be responsible for the $25,000.00 filing fee in respect of the application to obtain Competition Act Approval but the Parties shall otherwise bear their own costs in connection with such filing.

9.2      ACCESS FOR INVESTIGATION -

         (a) The Vendor shall permit the Purchaser and its representatives, between the date of this Agreement and the Closing Time, without interference to the ordinary conduct of the Business, to have free and unrestricted access during normal business hours to (i) the Real Property, (ii) all other locations where Books and Records or other material relevant to the Business is stored; (iii) to all the Books and Records and (iv) the properties and assets used in the Business. The Vendor shall furnish to the Purchaser copies of Books and Records (subject to any confidentiality agreements or covenants relating to any such Books and Records) as the Purchaser shall from time to time reasonably request to enable confirmation of the matters warranted in
         Article 4. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Purchaser shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of the Business.

         (b) Notwithstanding subsection (a), the Vendor shall not be required to disclose any information, records, files or other data to the Purchaser where prohibited by any law. If any consent of any person or Governmental Authority is required to permit the Vendor to release any information to the Purchaser, the Vendor shall make all reasonable effort to obtain such consent.

         (c) The Vendor shall forthwith, upon request by the Purchaser or Purchaser's Counsel, execute and deliver to the Purchaser all necessary consents to permit the Purchaser to have inspections made and have existing records released to the Purchaser by the municipal building and zoning department, fire department, public works, environmental agencies, the elevator inspections branch of the provincial department of labour and other appropriate authorities as the Purchaser may consider advisable, acting reasonably, between the date of this Agreement and Closing. Such consents will authorize and direct the release of information to the Purchaser.

9.3      CONFIDENTIALITY -

         (a) Prior to the Closing, the Purchaser shall keep confidential all information disclosed to it by the Vendor or its agents relating to the Vendor or the Business, except information which:

                  (i) is or becomes generally available to the public other than through the fault of the Purchaser;

                  (ii) the Purchaser received from an independent third party, who had obtained the information lawfully and was under no obligation of secrecy, or

                  (iii) the Purchaser can show was lawfully in its possession before receipt of such information from the Vendor.

         If this Agreement is terminated without completion of the transactions contemplated herein, the Purchaser shall promptly return all documents, work papers and other written material (including all copies) obtained from the Vendor in connection with this Agreement, and not previously made public and shall continue to maintain the confidence of all such information.

         (b) After the Closing, the Vendor shall keep confidential all information relating to the Business, except information which:

                  (i)      is or becomes generally available to the public, or

                  (ii) the Vendor received after Closing from an independent third party, who had obtained the information lawfully and was under no obligation of secrecy, or

                  (iii) the Vendor is required by law to disclose provided that the Vendor shall give prompt notice to the Purchaser of such requirement and, unless the Purchaser waives any objection to compliance with the requirement, the Vendor will cooperate with the Purchaser on a reasonable basis in the Purchaser's efforts to obtain a protective order or other remedy to avoid disclosure or obtain assurance that the information will be accorded confidential treatment.

9.4 ACTIONS TO SATISFY CLOSING CONDITIONS - Each of the Parties agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in Articles 7, 8 or 9 which are for the benefit of any other Party.

9.5      EMPLOYEES -

         (a) The Purchaser shall become the successor employer under the Collective Agreement and shall be bound by and comply with the terms of such Collective Agreement effective from the Closing Date. For greater certainty, the Purchaser will not assume any liability for any former employees of the Vendor who have resigned, retired or ceased to be employed by the Vendor for any reason before the Closing Date.

         (b) The Purchaser shall offer employment, effective from the Closing Date, to the Employees listed on Schedule 9.5 ("Non-Unionized Employees") (other than the Disabled Employees). The Purchaser shall also offer employment to the Disabled Employees who by June 30, 1999 have ceased to be disabled or injured and who have notified the Purchaser that they are ready, willing and able to return to work, each offer to be effective upon the date such Disabled Employee ceases to be disabled or injured and is ready, willing and able to return to work. Such offers shall be on terms and conditions of employment including salary, incentive compensation and benefits which are substantially equivalent in the aggregate to those presently paid to the Non-Unionized Employees. Prior to its presentation to any NonUnionized Employee, the Purchaser shall provide the Vendor with a copy of its offer of employment to the Non-Unionized Employees and the form of offer of employment shall be settled by the Parties, acting reasonably. The Vendor and the Purchaser shall exercise reasonable efforts to persuade the Non-Unionized Employees to accept such offers of employment.

         (c) The Vendor shall be responsible for all notices of termination, pay in lieu of reasonable notice of termination, severance and other obligations to the Non-Unionized Employees who are not offered employment by the Purchaser or who do not accept employment with the Purchaser and to Disabled Employees respecting whom the Purchaser is not required pursuant to subsection (b) to make an offer of employment and the Vendor shall indemnify and save the Purchaser harmless in respect of all such obligations.

         (d) The Purchaser shall recognize the service of the Transferred Employees with the Vendor and, to the extent such service was recognized by the Vendor, with the Vendor's predecessors for the Business up to the Closing Date for all purposes as if such service had occurred with the Purchaser.

9.6      PENSION AND OTHER BENEFIT PLANS -

         (a) Effective as of the Closing Date, the Transferred Employees who participate in the Vendor's Non-Union Pension Plan shall cease to participate in such plan.

         (b) Effective as of the Closing Date, the Purchaser shall provide at its own expense a pension plan registered with the appropriate federal and provincial regulatory authorities for the Transferred Employees who are Non-Unionized Employees who were participating, or who would be eligible to participate, in the Vendor's Non-Union Pension Plan had their employment with the Vendor continued after the Closing Date (the "Purchaser's Non-Union Pension Plan").

         (c) The Purchaser's Non-Union Pension Plan shall recognize service prior to the Closing Date and membership in the Vendor's Non-Union Pension Plan to the extent required under Laws for purposes of the Purchaser's Non-Union Pension Plan.

         (d) The Vendor shall cause the funding agent of the Vendor's Non-Union Pension Plan to effect a transfer of assets from the Vendor's Non-Union Pension Plan to the funding agent of the Purchaser's Non-Union Pension Plan equal to the assets held in the defined contribution accounts (the "Accounts") for the Transferred Employees who are NonUnionized Employees in the Vendor's Non-Union Pension Plan at the Closing Date, plus (or minus) investment returns earned (or losses suffered) by such Accounts from the Closing Date to the time of transfer. Such Accounts shall be transferred within 60 days after the establishment of the Purchaser's Non-Union Pension Plan, or if later, within 60 days after receipt of written approval for the transfer of such Accounts from the applicable regulatory authorities. For greater certainty, until such transfer, the Accounts will continue to be invested and managed in accordance with the terms of the Vendor's Non-Union Pension Plan and such Accounts will continue to bear their proportionate share of management and custodial fees charged to such plan. The Parties shall use reasonable efforts to avoid any adverse investment costs or losses to the Accounts as a result of the transfer of assets from the Vendor's Non-Union Pension Plan to the Purchaser's Non-Union Pension Plan contemplated in this subsection 9.6(d).

         (e) Effective as of the Closing Date, the unionized Transferred Employees whose employment is governed by the Collective Agreement and who participate in the Vendor's Union Pension Plan shall cease to participate in and accrue benefits under the Vendor's Union Pension Plan.

         (f) Effective as of the Closing Date, the Purchaser shall provide at its own expense, a pension plan, registered with the appropriate federal and provincial regulatory authorities, for the Transferred Employees whose employment is governed by the Collective Agreement (the "Purchaser's Union Pension Plan"). The Purchaser's Union Pension Plan shall provide benefits to such Transferred Employees in respect of their service prior to Closing and after the Closing Date to the expiry of the Collective Agreement on the same basis as provided under the Vendor's Union Pension Plan as constituted at the Closing Date. The Purchaser's Union Pension Plan shall recognize Transferred Employees' period of service and membership in the Vendor's Union Pension Plan for equivalent purposes of the Purchaser's Union Pension Plan.

         (g) Within 60 days after the Closing Date, the Vendor shall cause its actuary to perform actuarial valuations, effective as at the Closing Date, in accordance with the methods and assumptions described in Schedule 9.6 hereto in order to determine (i) the going concern and solvency liabilities for all benefits under the Vendor's Union Pension Plan and (ii) the going concern and solvency liabilities for all benefits for the Transferred Employees whose employment is governed by the Collective Agreement under the Vendor's Union Pension Plan, and
         (iii) the market value of the assets of the Vendor's Union Pension Plan, and shall cause the amounts thereof to be reported to the Purchaser and to the Purchaser's actuary and shall furnish to each of them such other information and data as may be reasonably requested to permit a review and verification of such determinations by the Purchaser and its actuary. Any data errors or inaccuracies identified by either Party will be corrected and will be reflected in the calculation of the amounts referred to in this subsection 9.6(g). If the Purchaser does not agree in writing to the determinations within 30 days after receiving such information, the determinations shall be referred to and settled with full and final effect by a qualified independent actuary (jointly selected by the Parties) within 30 days thereafter and the reasonable costs and expenses of such independent actuary shall be borne equally by the Vendor and the Purchaser. For greater certainty, the determination of going concern and solvency liabilities under subsection 9.6(g) shall be in accordance with any and all applicable standards, guidelines or policies issued by the Canadian Institute of Actuaries and in accordance with Laws.

         (h) Within 14 days following the determination of the liabilities and assets referred to in subsection 9.6(g), the Vendor shall promptly apply for such regulatory approvals as may be required to transfer from the Vendor's Union Pension Plan to the Purchaser's Union Pension Plan such maximum amount (determined as at the Closing Date) as may be permitted by the applicable regulatory authorities to be transferred from the Vendor's Union Pension Plan to the Purchaser's Union Pension Plan in respect of the Transferred Employees whose employment is governed by the terms of the Collective Agreement (the "Transfer Amount"). The Vendor shall deliver a true and complete copy of the Vendor's application to the Purchaser at the time the Vendor makes such application and shall promptly provide to the Purchaser copies of all correspondence with the applicable regulators relating thereto.

         (i) Promptly after the determination of the Transfer Amount and subject to receipt by the Vendor of such regulatory approvals as may be required, and subject to the adjustments referred to in subsections 9.6(j) and (k), the Vendor shall cause the funding agent of the Vendor's Union Pension Plan to transfer the Transfer Amount, in cash, (together with interest thereon at the rate prescribed in Schedule 9.6) to the funding agent of the Purchaser's Union Pension Plan. The date on which such amount is transferred from the Vendor's Union Pension Plan to the Purchaser's Union Pension Plan pursuant to this subsection 9.6(i) shall be referred to as the "Transfer Date". Written confirmation and copies of any and all such regulatory approvals shall be forwarded by each party to the other promptly upon receipt.

         (j) As soon as practicable after the Closing Date, but in any event no later than the Transfer Date, the Vendor shall make a payment to the Purchaser (which shall be deemed to be an adjustment to the Purchase Price) of an amount equal to the sum of:

                  (i) the amount, if any, by which the going concern liability determined as at the Closing Date for Transferred Employees whose employment is governed by the terms of the Collective Agreement (determined in accordance with subsection 9.6(g)) exceeds the Transfer Amount as at the Closing Date, and

                  (ii) the amount, if any, by which the Solvency Deficiency (defined below) exceeds $250,000,

                  together with interest adjustments thereon from the Closing Date to the date of payment at the rate prescribed therefor in
                  Schedule 9.6. For purposes of Section 9.6, the "Solvency Deficiency" shall be the amount, if any, by the which the solvency liability determined as at the Closing Date for Transferred Employees whose employment is governed by the terms of the Collective Agreement (determined in accordance with subsection 9.6(g)) exceeds the greater of (A) the Transfer Amount as of the Closing Date, and (B) the going concern liability determined as at the Closing Date for Transferred Employees whose employment is governed by the terms of the Collective Agreement (determined in accordance with subsection 9.6(g)).

         (k) From the Closing Date to the Transfer Date, the Vendor shall cause the funding agent of the Vendor's Union Pension Plan to pay from the Vendor's Union Pension Plan and record as required, all pension and ancillary benefit payments relating to the unionized Transferred Employees as directed by the Purchaser and the Purchaser's direction in respect thereof shall be in accordance with the Purchaser's Union Pension Plan and Laws. The amount of the aforesaid payment together with interest thereon from the date of payment to the Transfer Date (as adjusted in accordance with Schedule 9.6) shall be deducted from the Transfer Amount.

         (l) The Vendor and Purchaser each shall file such information returns and reports, obtain such regulatory approvals and take all other actions in connection with the implementation of this Section 9.6 as may be necessary and reasonable to give effect to the Pension Plan transactions contemplated in this Section 9.6.

         (m) Promptly after the Closing Date, the Purchaser shall establish or cause to be established with effect as of the Closing Date, benefit plans ("Purchaser's Benefit Plans") to provide non-pension life, health, dental and disability benefits for the Transferred Employees in connection with any and all claims of Transferred Employees incurred on and after the Closing Date.

         (n) The Purchaser's Benefit Plans shall comply with the requirements of applicable Collective Agreements. Transferred Employees who participate in the Vendor's Benefit Plans according to the terms of the Vendor's Benefit Plans shall, with effect as of the Closing Date, cease to participate in and accrue benefits under the Vendor's Benefit Plans and shall commence participation in and accrue benefits under the Purchaser's Benefit Plans in accordance with, and subject to, the membership, eligibility and coverage requirements of the Purchaser's Benefit Plans, except that with respect to such Transferred Employees, the Purchaser's Benefit Plans shall waive any pre-existing condition limitations, shall accept any pre-approvals and shall honour any deductibles and out-of-pocket expenses incurred by such Transferred Employees during (calendar) 1999. Transferred Employees who are not participants in the Vendor's Benefit Plans as at the Closing Date shall become participants in and accrue benefits under the Purchaser's Benefit Plans on and after the Closing Date in accordance with, and subject to, the membership, eligibility and coverage requirements thereof. The Vendor shall retain responsibility under the Vendor's Benefit Plans for all amounts payable by reason of or in connection with any and all claims incurred by the Transferred Employees (or their eligible beneficiaries and dependants) before the Closing Date and for any claims incurred by any person who is not a Transferred Employee. For the purposes of this subsection (n), a claim shall be deemed to have been incurred on the date of occurrence of an injury, the later of diagnosis of an illness and absence from work because of that illness, or any other event giving rise to such claim or series of related claims.

         (o) Notwithstanding anything to the contrary herein, each Disabled Employee and each Transferred Employee covered under the Collective Agreement who is in receipt of long term disability benefits under the Vendor's Benefit Plans on the Closing Date shall remain the responsibility of the Vendor and the Vendor's Benefit Plans until such employee commences active employment with the Purchaser.

         (p) The Vendor shall provide to the Purchaser, no later than 45 days after the Closing Date, such data, records, documentation and information relating to Transferred Employees and their participation in any Pension Plan or Benefit Plan as Purchaser may reasonably request.

9.7 SALES AND TRANSFER TAXES - The Purchaser shall pay direct to the appropriate taxing authorities all sales and transfer taxes, registration charges and transfer fees other than the goods and services tax/harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) payable by it, applicable in respect of the purchase and sale of the Purchased Assets under this Agreement and, upon the reasonable request of the Vendor, the Purchaser shall furnish proof of such payment.

9.8 GOODS AND SERVICES TAX AND HARMONIZED SALES TAX - The Vendor and the Purchaser shall jointly elect under subsection 167(1) of Part IX of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax that no such tax be payable with respect to the sale and purchase of the Purchased Assets pursuant to this Agreement. The Vendor and the Purchaser shall make such election in the prescribed form containing prescribed information pursuant to the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax and the Purchaser shall file the joint election in compliance with the requirements of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax. The Purchaser shall indemnify and save harmless the Vendor from and against any such tax imposed on the Vendor as a result of any failure by any Governmental Authority to accept any such election.

9.9 ACCOUNTS RECEIVABLE ELECTION - The Purchaser and the Vendor shall with respect to the accounts receivable jointly execute and file an election under
Section 22 of the Income Tax Act (Canada), and any equivalent provision under applicable provincial tax legislation, and shall designate therein the portion of the Purchase Price allocated thereto under Section 3.2 of this Agreement as the consideration paid by the Purchaser to the Vendor.

9.10 PRESERVATION OF RECORDS - The Purchaser shall take all reasonable steps to preserve and keep the records of the Vendor and the Business delivered to it in connection with the completion of the transactions contemplated by this Agreement for a period of six (6) years from the Closing Date, or for any longer period as and when may be required by any Law or Governmental Authority, and shall make such records available to the Vendor as may be reasonably required by it. The Vendor acknowledges that the Purchaser shall not be liable to the Vendor in the event of any accidental destruction of such records, unless such destruction was wilfully caused by the Purchaser.

9.11 RISK OF LOSS- The Purchased Assets shall be and remain until Closing at the risk of the Vendor. Pending Closing, the Vendor shall hold all insurance policies and the proceeds thereof notwithstanding that such insurance policies and proceeds of insurance may be an Excluded Asset in trust for the Parties as their interests may appear.

9.12     ACCOUNTS RECEIVABLE BUY-BACK -

         (a) The Vendor shall repurchase from the Purchaser, any of the Accounts Receivable which remain uncollected as of the close of business on August 1, 1999 (the "Repurchase Date") (including any uncollected Accounts Receivable which are subject to any defense, counterclaim or set off) in excess of the agreed to aggregate reserves on Schedule 1.1(b) at a price equal to the aggregate face value thereof, payable by certified cheque, bank draft or wire transfer within two Business Days of delivery by the Purchaser to the Vendor of a statement setting out any such uncollected Accounts Receivable as of the Repurchase Date. The Purchaser shall deliver to the Vendor the contracts, invoices and other documentation furnished by the Vendor in connection with this transaction relating to such repurchased Accounts Receivable. The Purchaser shall communicate with the Vendor respecting any customer claims or refusals or failures to pay Accounts Receivable on not less than a weekly basis until August 1, 1999 and, in accordance with the Non-Competition Agreement, shall permit the Vendor to rework orders in order to attempt to collect any such repurchased Accounts Receivable. The Purchaser shall at the request of the Vendor provide evidence satisfactory to the Vendor, acting reasonably, of the release by its lenders of any security interest in such repurchased Accounts Receivable and the Vendor shall not be obliged to repurchase without such evidence.

         (b) Any payment made by an account debtor to the Purchaser in respect of the Accounts Receivable shall be deemed to have been paid with respect to and shall be applied against the oldest portion of any indebtedness owed by the trade debtor to the Purchaser, unless at the time of payment, such trade debtor directs, in writing, that the payment be applied to the payment of a particular account receivable, in which case, such payment shall be applied as directed.

         (c) Prior to the Repurchase Date of the Accounts Receivable, the Purchaser shall use all reasonable efforts to collect the Accounts Receivable in the ordinary course of business.

9.13 SURVEYS - The Vendor has delivered to the Purchaser (i) three (3) original copies of a survey and real property report for each Real Property prepared by a duly licenced surveyor.

9.14 PAYMENT OF TRADE PAYABLES - Within 75 days from the date of this Agreement, Purchaser shall deliver a certificate to the Vendor confirming that substantially all trade payables included in the Accounts Payable have been paid or satisfied.


                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 MUTUAL INDEMNIFICATIONS FOR BREACHES OF COVENANTS AND WARRANTY, ETC. - The Vendor covenants and agrees with the Purchaser, and the Purchaser covenants and agrees with the Vendor (the Party or Parties so covenanting and agreeing to indemnify another Party being referred to in this Section as the "Indemnifying Party" and the Party so to be indemnified being called the "Indemnified Party") to indemnify and save harmless, on an after-Tax basis, the Indemnified Party, effective as and from the Closing Time, from and against all Claims which may be made or brought against the Indemnified Party or which it may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate or other document furnished by the Indemnifying Party pursuant to this Agreement. The foregoing obligation of indemnification in respect of such Claims shall be subject to:

         (a) the limitation contained in Section 6.2 respecting the survival of the representations and warranties of the Parties;

         (b) the requirement that the Indemnifying Party shall, in respect of any Claim made by any third person, be afforded an opportunity at its sole expense to resist, defend and compromise such Claim in accordance with Section 10.4; and

         (c) the limitation that the Indemnifying Party shall not be required to pay any such amount until the aggregate of such claims by the Indemnified Party exceeds $25,000 and, upon the aggregate of such claims exceeding $25,000, the Indemnifying Party shall be required to pay the amount owing in respect of all of such claims including the $25,000. Solely for purposes of calculating the foregoing amounts (but, for greater certainty, not for purposes of determining whether any representation or warranty is incorrect or has been breached), any representation or warranty which contains the words "material" or "materially" shall be read and construed as though such words were not contained therein.

10.2 ENVIRONMENTAL INDEMNITY - The Vendor covenants and agrees to indemnify and save harmless, on an after-Tax basis, the Purchaser and each of its officers, directors, employees and agents (collectively referred to in this Section as the "Indemnified Parties") for a period of two (2) years from the Closing Date from and against all Claims which may be made or brought against the Indemnified Parties or which they may suffer or incur, directly or indirectly as a result of or in connection with:

         (a) the presence of any Hazardous Substances which are not in compliance with applicable Environmental Laws upon or within the Real Property prior to the Closing Date (including underlying soils and substrata, surface water, groundwater and vegetation);

         (b) the presence of any Hazardous Substances which are not in compliance with applicable Environmental Laws on, upon or within properties adjoining or approximate to any of the Real Property relating to any act or omission of the Vendor, each case prior to the Closing Date or in any way to the carrying on of the Business by the Vendor;

         (c) any Remedial Order imposed in connection with the Business or the Real Property (including underlying soils and substrata, surface water, groundwater and vegetation) relating to any condition, event or circumstance existing or occurring prior to Closing;

         (d) any Remedial Order imposed in connection with the Business in connection with properties adjoining or approximate to the Real Property (including underlying soils and substrata, surface water, groundwater and vegetation), in each case relating to any act or omission of the Vendor prior to the Closing Date or in any way to the carrying on of the Business by the Vendor;

         (e) any other Claims brought or imposed at any time by third parties in connection with environmental matters relating to the Real Property relating to any period prior to the Closing Date.

The benefit of this indemnity may be assigned by the Purchaser to any successor or assign of the Purchaser and the Vendor hereby consents to any such assignment.

10.3     PRODUCT LIABILITY AND WARRANTIES -

         (a) All liability to third persons and warranty obligations respecting products manufactured or sold or services provided by the Business prior to the Closing Date shall remain the sole responsibility of the Vendor and the Vendor covenants and agrees to indemnify the Purchaser in respect of such liability and warranty obligations.

         (b) All liability to third persons and warranty obligations respecting products manufactured and sold or services provided by the Business from and after the Closing Date shall be the sole responsibility of the Purchaser and the Purchaser covenants and agrees to indemnify the Vendor in respect of such liability and warranty obligations.

10.4     INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS -

         (a) In the case of Claims made by a third party with respect to which indemnification is sought, the Party seeking indemnification shall give prompt written notice, and in any event within 20 days, to the other Party of any such Claims made upon it. In the event of a failure to give such notice, such failure shall not preclude the Party seeking indemnification to obtain such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defense of the Claim or increased the amount of liability or cost of defense and provided that, notwithstanding anything else herein contained, no claim for indemnity in respect of the breach of any representation or warranty contained herein may be made unless notice of such claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to Section 6.2.

         (b) The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 60 days after receipt of the notice described in subsection (a) to assume the control of the defense, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Section in respect of that Claim.

         (c) Upon the assumption of control of any Claim by the Indemnifying Party as set out in subsection (b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including, if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall cooperate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments, provide access to any Real Property or Purchased Assets for the purpose of carrying out investigations or remedial actions and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate reasonably in the negotiation, settlement or defence of any Claim at its own expense.

         (d) The final determination of any Claim pursuant to this Section, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claim against the Indemnifying Party.

         (e) If the Indemnifying Party does not assume control of a Claim as permitted in subsection (b), the Indemnified Party shall not be entitled to any indemnity from the Indemnifying Party in respect of such Claim if the Indemnified Party settles such Claim without the consent of the Indemnifying Party.

10.5 BULK SALES ACT INDEMNITY - It is agreed that the Purchaser shall not require the Vendor to comply, or to assist the Purchaser to comply, with the requirements of the Bulk Sales Act (Ontario), section 6 of the Retail Sales Tax Act (Ontario) and any other comparable bulk sales or retail sales tax legislation as may be applicable in respect of the purchase and sale of the Purchased Assets pursuant to this Agreement. Notwithstanding the foregoing, the Vendor agrees to indemnify and save harmless the Purchaser on an after Tax basis from and against any Claims which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of, or arising out of such non-compliance. The Purchaser shall indemnify and save harmless the Vendor on an after Tax basis from and against any Claim which may be made or brought against the Vendor or which the Vendor may suffer or incur as a result of a failure by the Purchaser to discharge the Assumed Liabilities in accordance with their terms.

                                   ARTICLE 11
                                     GENERAL

11.1 PUBLIC NOTICES - All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Vendor and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, except:

         (a) in the case of the Vendor for communications made in confidence to the Vendor's employees affected by such transactions; or

         (b) where required to do so by law or by the applicable regulations or policies of any provincial or Canadian, U.S. or other regulatory agency of competent jurisdiction or any stock exchange whether or not in Canada in circumstances where prior consultation with the other Party is not practicable.

11.2 EXPENSES - Each of the Parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Purchased Assets and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred. Each Party shall be responsible for any fees and expenses of any broker or investment advisor retained by it in connection with the sale of the Purchased Assets.

11.3 NOTICES - Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

         (a)      in the case of a Notice to the Vendor at:

                           Cold Metal Products, Limited
                           65 Imperial Street
                           Hamilton, ON  L8E 5A9

                           Attention:       Martin Whitlock
                           Fax:             (905) 544-2320
                  with a copy to the Vendor's Counsel at:

                           Blake, Cassels & Graydon
                           Commerce Court West
                           P. O. Box 25, Commerce Court
                           TORONTO, ON  M5L 1A9

                           Attention:       Alan F. Brown
                           Fax:             (416) 863-2653

                  with a copy to:

                           Cohen Swados Wright Hanifin Bradford & Brett, LLP 70 Niagara Street
                           BUFFALO, NY 14202-3467
                           USA

                           Attention:       Jane Clemens
                           Fax:             (716) 856-5228

         (b)      in the case of a Notice to the Purchaser at:

                           Maksteel Inc.
                           7615 Torbram Road
                           MISSISSAUGA, ON  L4T 4A8

                           Attention:       Robert E. Rollwagen
                           Fax:             (905) 678-6755
                  with a copy to Purchaser's Counsel:

                           Osler, Hoskin & Harcourt
                           PO Box 50
                           1 First Canadian Place, Suite 6600
                           TORONTO, ON M5X 1B8

                           Attention:       Adrian P. Hartog
                           Fax:             (416) 862-6666

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this Section. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth Business Day following the date of its mailing. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

11.4 ASSIGNMENT - Neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

11.5 PLANNING ACT (ONTARIO) - This Agreement shall only be effective to create an interest in the Real Property if the subdivision control provisions of the Planning Act, (Ontario), as amended, are complied with by the Vendor on or before the Closing and the Vendor covenants to proceed diligently at its expense to obtain any necessary consent on or before Closing. The Vendor has no knowledge that completion of the transactions provided for in this Agreement will require any consent under the Planning Act (Ontario) and if any consent is required the Vendor will obtain such consent prior to the Closing, at its sole cost and expense.

11.6 SET-OFF - In the event that the Purchaser is entitled to receive amounts from the Vendor under this Agreement (other than pursuant to Section 9.12), such amounts shall be set-off against the then outstanding principal amount and any accrued and unpaid interest of the promissory note referred to in Section 3.2(b) and the principal amount of such promissory note shall be reduced from time to time on the dates amounts are set-off against it pursuant to this Section. To the extent the aggregate of the amounts which the Purchaser is entitled to receive from the Vendor hereunder (other than pursuant to Section 9.12) exceeds the principal amount of such promissory note plus any accrued and unpaid interest thereon, such excess may be claimed by the Purchaser from the Vendor.

11.7 FURTHER ASSURANCES - The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

11.8 COUNTERPARTS - This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF the Parties have duly executed this Agreement.

                                      COLD METAL PRODUCTS, LIMITED


                                      Per:_______________________________
                                      Name:
                                      Title:

                                      Per:_______________________________
                                      Name:
                                      Title:

                                      MAKSTEEL INC.


                                      Per:_______________________________
                                      Name:
                                      Title:

                                      Per:_______________________________
                                      Name:
                                      Title: